                                                                     EXHIBIT 4.5

         THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION HEREOF OR OF THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SALE OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO MARKLAND TECHNOLOGIES, INC. AS TO AN EXEMPTION THEREFROM.

                            Warrant to Subscribe for
                                  ______ Shares



                        REDEEMABLE STOCK PURCHASE WARRANT

                     To Subscribe for and Purchase Stock of

                           MARKLAND TECHNOLOGIES, INC.

                                   ----------

1. ISSUE; NUMBER OF SHARES SUBJECT TO WARRANT.

         THIS CERTIFIES that, for value received, [NAME OF WARRANT HOLDER] or registered assigns is entitled to subscribe for and purchase from MARKLAND TECHNOLOGIES, INC., a FLORIDA corporation (the "COMPANY"), at the warrant purchase price (as hereinafter defined) at any time during the period from the date hereof to and including the close of business on April __, 2007 up to [NUMBER OF SHARES SUBJECT TO WARRANT] fully paid and nonassessable shares (the "COMMON SHARES") of the Common Stock, $.0001, par value per share ("COMMON STOCK"), of the Company for $1.50 per share (the "PURCHASE PRICE"); SUBJECT, however, to the provisions and upon the terms and conditions hereinafter set forth.

2. EXERCISE; ISSUE DATE; DELIVERY OF COMMON SHARES; UNEXERCISED PORTION.

         The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Common Share), by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, at #207 54 Danbury Road, Ridgefield, CT, 06877 (or such other office or agency of the Company, as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) together with payment to the Company by certified bank or cashier's check of the purchase price for the Common Shares issuable upon such exercise. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Common Shares. Certificates for the Common Shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) trading days, after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant exercisable for the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

         (b) Notwithstanding the provisions of this Warrant, except in the event that this Warrant is redeemed pursuant to Section 7, in no event shall the holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than [4.99% / 9.99%] of the outstanding shares of Common Stock (after taking into account the shares to be issued to the holder upon exercise). For purposes of this proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT") except as otherwise provided in clause (1) of such sentence.

         (c) If a registration statement covering the Common Shares is not declared effective within one (1) year from the date this Warrant is issued or if it ceases to be effective for any period of time after one (1) year from the date this Warrant is issued, then the holder may surrender this Warrant to the Company together with a notice of net exercise, in which event the Company shall issue to the holder a number of Common Shares (the "ISSUED SHARES") equal to the total number of Common Shares issuable hereunder LESS the number of Common Shares having an aggregate market value (defined as the average closing sale price of the Common Stock for the five (5) trading days immediately prior to the Exercise Date as reported by Bloomberg Information Systems, Inc. or any successor to its function of reporting stock prices) equal to the aggregate exercise price of the Issued Shares. The Holder may not exercise this Warrant pursuant to the terms of this Section 2(c) at any time there is a registration statement covering the resale of the Common Shares with a current prospectus available.

3. COMMON SHARES FULLY PAID; RESERVATION OF COMMON SHARES; LISTING.

         The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each such issuance of shares use its best efforts to procure the listing thereof (subject to issuance or notice of issuance) on all public trading markets on which the Common Stock of the Company is then listed.

4. TAXES.

         The issue of stock certificates on any exercise of this Warrant shall be made without charge to the holder of the Warrant for any documentary stamp tax in respect of the issue thereof. The Company shall not, however, be required to pay any documentary stamp tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the Warrant and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

5. FRACTIONAL SHARES.

         The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, but in respect of any fraction of a share of Common Stock, it will made a payment in cash based on the then excess of the Fair Market Value (as hereinafter defined) of a share of Common Stock over the warrant Purchase Price. "Fair Market Value" means the last reported closing price of the Common Stock on the NASDAQ Stock Market or any national securities exchange on which the Common Stock is traded on the date of exercise of this Warrant, or, if the Common Stock is not traded on the NASDAQ Stock Market or a national securities exchange, the mean of the reported high bid and low asked prices of the Common Stock in the over-the-counter bulletin board on the date of exercise of this Warrant, or, if not so traded, as determined in good faith by, or at the direction of, the Board of Directors of the Company.

6. ADJUSTMENTS TO PURCHASE PRICE.

         The above provisions are, however, subject to the following:

         (a) The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. The term "Purchase Price" shall mean, unless and until any such adjustment shall occur, the Purchase Price resulting from such adjustment and any other previous adjustments.

         Upon each adjustment of the Purchase Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock (and subject to the provisions of PARAGRAPH (D) below) or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), or (ii) the reclassification, subdivision or combination of the Common Stock into a greater or smaller number of shares (and subject to the provisions of PARAGRAPH (E) below), the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         (b) If and whenever the Company shall issue or sell any shares of its Common Stock (except for Excluded Shares [as hereinafter defined]) for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issue or sale multiplied by the then existing warrant price, and (bb) the consideration, if any, received by the Company upon such issue or sale, by
(2) the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately after such issue or sale. No adjustment of the Purchase Price however shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more.

         For the purposed of this PARAGRAPH (b), the following PROVISIONS (i) TO
(vi), inclusive, shall also be applicable.

         (i) In case at any time after the date hereof the Company shall in any manner grant any rights to subscribe for or purchase, or any options (other than as provided in PARAGRAPH (b) above), rights, or warrants to subscribe for, purchase or otherwise acquire Common Stock ("Options"), whether or not any such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (determined by dividing ((1) the total amount, if any, received or receivable by the Company as consideration for the grant, issue or sale of such Options, plus the minimum aggregated amount of additional consideration payable to the Company upon the exercise of such Options, plus the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the exercise, conversion or exchange of all exercisable, convertible, or exchangeable securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon exercise, conversion or exchange of the total maximum amount of such exercisable, convertible or exchangeable securities issuable upon the exercise of such Options shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or upon exercise of such Options, except as otherwise provided in PROVISION (iii) below.

         (ii) In case at any time after the date hereof the Company shall in any manner grant, issue, or sell any evidences of indebtedness, shares of capital stock, or other securities, directly or indirectly, exercisable for, convertible into, or exchangeable for Common Stock ("CONVERTIBLE SECURITIES"), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Company as consideration for the grant, issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; PROVIDED THAT, except as otherwise specified in PROVISION (iii) below, (aa) no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise, conversion or exchange of such Convertible Securities, and (bb) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to PROVISION (i) above, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

         (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any rights or options referred to in PROVISION (i) above, the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in PROVISIONS (i) OR
                  (ii) above or the rate at which any Convertible Securities referred to in PROVISIONS (i) OR (ii) above are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding at such time been initially granted, issued or sold and the Purchase Price initially adjusted as provided in PROVISIONS (i) OR (ii) above, whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events); and on the expiration, without exercise, of any such Option or the termination, without exercise, of any such right to exercise, convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued.

         (iv) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options, or Convertible Securities, any Common Stock, Options, or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         (v) In case any shares of Common Stock, Options, or Convertible Securities or any rights or options to purchase any such Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred, or any underwriting commissions or concessions paid or allowed, by the Company in connection therewith. In case any shares of Common Stock, Options, or Convertible securities or any rights or options to purchase any such Common Stock, Options, or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred, or any underwriting commissions or concessions paid or allowed, by the company in connection therewith.

         (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or in Convertible Securities, or (b) to subscribe for or purchase Common Stock, Options, or Convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (vii) The number of shares of Common Stock outstanding at any given time shall not include issued shares owned or held by or for the account of the Company, and the disposition of any such shares so owned or held shall be considered an issue or sale of Common Stock for the purposes of this PARAGRAPH (b).

         (viii) The term "EXCLUDED SHARES" shall mean shares issued other than for capital raising purposes including:

                  (A) Common Stock issued pursuant to a transaction of the nature described in the second paragraph of PARAGRAPH
                           (a) hereof, and

                  (B) Common Stock issuable or issued to directors, officers or employees of the Company pursuant to stock option, bonus or benefit plans available generally to employee executives including employee directors, and

                  (C) Common Stock issued or issuable pursuant to options, warrants, or securities convertible into or exercisable for Common Stock outstanding on the original issue date of this Warrant, and

                  (D) Common Stock issuable pursuant to an equity line agreement in effect on the date hereof, and

                  (E) Common Stock, warrants, option and/or securities convertible into or exercisable for Common Stock issued in connection with business acquisitions and combinations.

         (c) In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or surplus (other than paid-in surplus) or otherwise than in Common Stock or Convertible Securities, the Warrant Purchase Price per share of the Common Stock shall be adjusted as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

         (d) In case the Company shall at any time issue shares of Common Stock in a stock dividend, stock distribution, or subdivision, the Purchase Price in effect immediately prior to such issuance shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined or consolidated into a smaller number of shares by reclassification or otherwise, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         (e) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, amalgamation or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, (i) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, amalgamation or sale not taken place, and (ii) if such consolidation, merger, sale, transfer or other disposition is with any person (or any affiliate of such person) who shall have made a purchase, tender or exchange offer which was accepted by the holders of more than ninety percent (90%) of the outstanding shares of Common Stock, the holder of this Warrant shall have been given a reasonable opportunity then to elect to receive, either (x) the stock, securities, cash or properties he would have received pursuant to CLAUSE (i) immediately preceding or (y) the stock, securities, cash or properties issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, amalgamation or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or amalgamation or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales, transfers or other dispositions.

         (f) Upon any adjustment of the Purchase Price or the number of shares of Common Stock purchasable pursuant to this Warrant, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and or the increase or decrease, if any, in the number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (g) In case at any time:

                  (1) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends out of earned surplus) to the holders of its Common Stock;

                  (2) The Company shall offer for subscription pro rata to the holders of its Common stock any additional shares of stock of any class or other rights;

                  (3) There shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (4) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (aa) at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, amalgamation, dissolution, liquidation or winding up, and (bb) in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (aa) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (bb) shall also specify the date on which the holders of Common stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

7. REDEMPTION OF WARRANTS. The Company may redeem this Warrant at any time after the Common Stock of the Company shall have had a Closing Price (as hereinafter defined) of not less than $2.25 per share for a period of 20 consecutive trading days after a registration statement providing for the sale by the holder of this Warrant of the Common Stock issuable upon the exercise of this Warrant shall have been declared effective by the Securities and Exchange Commission. The Company shall pay the holder of this Warrant $.0001 for each share of Common Stock subject to this Warrant at the time of redemption that is not exercised prior to redemption. Notice of redemption shall be mailed to the holder of this Warrant at his or her address of record not less than thirty days prior to the effective date of the redemption, which date shall be set forth in such notice (the "Effective Date of the Redemption"). The right to exercise this Warrant shall expire on the close of business in Boston, MA, on the Effective Date of the Redemption. Within five (5) trading days after the Effective Date of the Redemption, the Company shall cause the redemption price to be paid by check to the holder of this warrant at his or her address of record. "Closing Price" shall mean (i) if the Common Stock is not listed on a national securities exchange, (A) the closing bid price of the Common Stock on the Nasdaq National Market or the Nasdaq Small Cap Market, as applicable or (B) if the Common Stock is not so quoted in the over the counter market as reported by Bloomberg's or other equivalent service, or (ii) if the Common Stock is quoted on a national securities exchange the last reported sale price on the principal exchange where the Common Stock is traded.

8. NO RIGHTS AS A STOCKHOLDER. The Warrant shall not entitle the holder hereof to any rights as a stockholder of the Company, including, without limitation, voting rights.

         This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in the second paragraph hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by such holder hereof at the time of such surrender.

         IN WITNESS WHEREOF, MARKLAND TECHNOLOGIES, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated ______________.

ATTEST:                                        MARKLAND TECHNOLOGIES, INC.

__________________________                     By: ___________________________
Secretary                                      Name: _________________________
                                               Title: ________________________

                             SUBSCRIPTION AGREEMENT

                                                   Date _______________________

To

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase Common Shares covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.

                                                     Signature__________________

                                                     Address____________________


                               _________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of Common Shares Thereby covered set forth hereinbelow unto:

     NAME OF ASSIGNEES                  ADDRESS                    NO. OF SHARES
     -----------------                  -------                    -------------





Dated:_____________________, 19__

                                                     Signature__________________

                                                     Address____________________